UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2009

NCR CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 2, 2009, Anthony J. Massetti (“Mr. Massetti”) resigned from his position as Senior Vice President and Chief Financial Officer of NCR Corporation (“NCR” or the “Company”), effective October 23, 2009.

(c) On October 6, 2009, NCR appointed the Company’s Corporate Controller, Robert Fishman (“Mr. Fishman”), to serve as the Interim Chief Financial Officer of NCR, effective as of October 23, 2009.

Mr. Fishman, age 46, was appointed Corporate Controller of NCR in January 2007. He has also served the Company in a variety of senior financial roles, including Interim Chief Financial Officer from May, 2007 to January, 2008, Interim Corporate Controller from April, 2006 to January, 2007, Vice President, Corporate Planning and Assistant Corporate Controller from January, 2005 to April, 2006, Chief Financial Officer of the Company’s Payment Solutions Division, Director of Financial Solutions Division Planning, Director of Mergers and Acquisitions, and Director of EMEA Planning and Pricing.

A copy of the Company’s press release announcing the resignation of Mr. Massetti and the appointment of Mr. Fishman is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated October 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: October 7, 2009	By:	/S/ NELSON F. GREENE
Nelson F. Greene
Secretary